EZCORP FILES ANNUAL REPORT
Will Issue Earnings Press Release Next Week
AUSTIN, Texas (December 24, 2015) - EZCORP, Inc. (NASDAQ: EZPW) today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2015 with the Securities and Exchange Commission.
The report is available on the Investor Relations section of the company’s website (www.ezcorp.com). EZCORP stockholders may obtain a paper copy of the report, free of charge, by sending a request to investor_relations@ezcorp.com or by calling 1-800-873-7296, ext. 2220.
Given the holiday season, EZCORP will delay the issuance of its earnings press release until the week of December 28. At that time, EZCORP will issue a press release reviewing its performance and results of operations for the fourth quarter and the full year of fiscal 2015, and expects to confirm the scheduling of an earnings and strategic review conference call during the week of January 5.
About EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico and consumer loans in Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
Forward-Looking Statements
This announcement contains forward-looking statements regarding the company’s timing expectations for issuing its earnings release. This statement is based on the company’s current expectations as to the outcome and timing of future events.  Actual results may differ materially from those expressed or implied by the forward-looking statement due to a number of uncertainties and other factors. For a discussion of factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.  The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact
EZCORP, Inc. Investor Relations
(512) 314-2220
Investor_Relations@ezcorp.com